SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                               -------------------


                                   FORM 8-K/A


                            CURRENT REPORT (AMENDED)
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): JANUARY 14, 2004
                                                         ----------------


                            DISTINCTIVE DEVICES, INC.
                            -------------------------
               (Exact Name of Registrant as Specified in Charter)


           DELAWARE                     0-2749                   13-1999951
           --------                     ------                   ----------
 (State or Other Jurisdiction         (Commission             (I.R.S. Employer
       of Incorporation)             File Number)            Identification No.)



 ONE BRIDGE PLAZA, SUITE 100,                                      07024
       FORT LEE, JERSEY                                            -----
       ----------------                                          (Zip Code)
     (Address of Principal
      Executive Offices)

       Registrant's telephone number, including area code:  (201) 363-9922
                                                           ----------------


                                 NOT APPLICABLE
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

     On January 19, 2004, Distinctive Devices, Inc. (the "Company") filed a
Form 8-K to report that it had closed its acquisition of galaxis technology ag ("galaxis"). In response to parts (a) and (b) of Item 7 of such Form 8-K, the Company stated that it would file the required financial information by amendment, as permitted by Instructions (a)(4) and (b)(2) to Item 7 to Form 8-K. This Form 8-K/A is being filed to provide the required financial information.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
          ---------------------------------

          (a)  Financial statements of businesses acquired:

               Consolidated Financial Statements of galaxis as of and for the years ended December 31, 2002 and 2001 (audited)

               Condensed Interim Consolidated Financial Statements of galaxis as of and for the nine months ended September 30, 2003 (unaudited)

          (b)  Pro forma financial information:

               Unaudited Pro Forma Condensed Combining Balance Sheet as of September 30, 2003

               Unaudited Pro Forma Condensed Combining Statement of Operations for the nine months ended September 30, 2003

               Unaudited Pro Forma Condensed Combining Statement of Operations for the year ended December 31, 2002

               Notes to Unaudited Pro Forma Condensed Combining Financial Information

(a)  FINANCIAL INFORMATION FOR GALAXIS TECHNOLOGY


INDEX
                                                                            Page
                                                                            ----

Report of Independent Certified Public Accountants                            3

Consolidated Balance Sheets as of December 31, 2002 and
December 31, 2001 (audited)                                                   4

Consolidated Income Statements for the two years ended December 31, 2002
(audited)                                                                     5

Consolidated Statements of Cash Flows for the two years ended December 31,
2002 (audited)                                                                6

Consolidated Statements of Changes in Stockholder's Equity (audited)          7

Notes to Financial Statements                                                 8

Consolidated Balance Sheet as of September 30, 2003 (Unaudited)              17

Consolidated Income Statement for the nine months ended September 30, 2003
(unaudited)                                                                  18

Consolidated Statement of Cash Flow for the nine months ended September 30,
2003 (unaudited)                                                             19

Consolidated Statements of Changes in Stockholder's Equity for the two years
and nine months ended September 30, 2003 (unaudited)                         20

Notes to Unaudited Financial Statements                                      21

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


TO THE BOARD OF MANAGEMENT AND STOCKHOLDERS
OF GALAXIS TECHNOLOGY AG.,
LUBECK, GERMANY

We have audited the accompanying consolidated balance sheets of galaxis technology ag. as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholder's equity and cash flows for each of the two years in the period ended December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of galaxis technology ag. as of December 31, 2002 and 2001, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the consolidated financial statements, the Company's working capital is not sufficient to fund its current level of operations for the next year and the Company has an accumulated deficit of approximately $7,083,000 as of December 31, 2002. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 9 and Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 3 to the consolidated financial statements, the Board of Management is a party to certain legal actions. Management and legal counsel for the Company are of the opinion that these legal actions will not have a material effect on the Company's financial position.

                            Kohberg und Kollegen GmbH
                        Wirtschaftsprufungsgesellschaft,
                                     Lubeck

Lubeck, Germany
January 9, 2004,

except for note 3,
January 14, 2004

galaxis technology ag
CONSOLIDATED BALANCE SHEETS
---------------------------
                                       December 31,          December 31,
ASSETS                                     2002                  2001
------                                ----------------    -------------------
                                            USD                  USD

Current Assets
      Cash and cash equivalents       $       113,372     $       147,407
      Accounts receivable                   8,261,873           2,518,440
      Inventories                           5,755,039             978,404
      Prepaid expenses                        783,043             743,441
      Other current assets                  2,185,755           4,730,099
                                      ----------------    -------------------
                                           17,099,081           9,117,791

Machinery and Equipment                       631,828             460,252


Intangible Assets                          41,099,433           18,444,564




                                     ----------------    -------------------
TOTAL ASSETS                          $    58,830,342     $     28,022,607
                                      ================    ===================



galaxis technology ag
CONSOLIDATED BALANCE SHEETS
---------------------------
                                                    December 31,       December 31,
      LIABILITIES & STOCKHOLDER'S EQUITY               2002               2001
      ----------------------------------        ------------------- -----------------
                                                       USD                USD

Liabilities
    Current Liabilities
        Short term borrowings                   $      10,742,294   $    8,829,253
        Accounts payable                               25,109,628        5,272,055
        Advance payments                                    7,296          359,966
        Other accrued and current liabilities          13,042,031        7,933,653
                                                ------------------- -----------------
                                                       48,901,249       22,394,926

Minority Interest                                           6,552                0

Stockholder's equity
        Common Stock                                       47,105           47,105
        Additional paid in capital                     16,283,860       16,286,508
        Other Comprehensive Income                        674,311         (610,013)
        Retained earnings                              (7,082,735)     (10,095,920)
                                                ------------------- -----------------
                                                        9,922,541        5,627,681
                                                ------------------- -----------------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY      $      58,830,342   $   28,022,607
                                                =================== =================



                        See notes to financial statements

galaxis technology ag
CONSOLIDATED INCOME STATEMENTS
------------------------------


                                                                                      2002             2001
                                                                                ----------------- ----------------
A.  OPERATING SECTION                                                                 USD               USD
---------------------
     1.  Net sales and gross revenues                                           $    37,079,672    $   16,587,534
     2.  Costs and expenses applicable to sales and revenues                        (30,292,055)      (15,578,581)
     3.  Other operating costs and expenses                                          (1,704,308)       (2,033,845)
                                                                                ----------------- ----------------
     GROSS MARGIN/GROSS PROFIT ON SALE                                                5,083,309        (1,024,892)

     4.  Selling, general and administrative expenses                                 (7818,425)       (8,511,907)
                                                                                ----------------- ----------------
     OPERATING INCOME/INCOME FROM OPERATIONS                                         (2,735,115)       (9,536,799)

B.  NONOPERATING SECTION:
     5. Nonoperating income                                                           6,479,298         2,028,469
     6.  Interest and amortization of debt discount and expense
       a)  interest income                                                              490,941           161,594
       b)  interest expense                                                          (1,221,939)         (912,926)
                                                                                ----------------- ----------------
     7.  INCOME OR LOSS BEFORE INCOME TAX EXPENSE AND APPROPRIATE ITEMS BELOW         3,013,185        (8,259,662)

     8.  INCOME OR LOSS FROM CONTINUING OPERATIONS                                    3,013,185        (8,259,662)

                                                                                ----------------- ----------------
     9.  NET INCOME OR LOSS                                                     $     3,013,185    $   (8,259,662)
                                                                                ================= ================



                        See notes to financial statements

galaxis technology ag
CONSOLIDATED STATEMENTS OF CASH FLOWS
-------------------------------------

                                                                                2002               2001
                                                                          ------------------ ------------------
                                                                                 USD                USD

cash flows from operating activities
------------------------------------
   Net income                                                             $     3,013,185       $    -8,259,662
   Adjustments to reconcile net income to
   net cash provided by (used in) operating activities
     Depreciation expense                                                       3,249,013               825,515
     Decrease (+)/ Increase (-) in inventories                                 -4,776,635             1,602,035
     Decrease (+)/ Increase (-) in accounts receivable                         -5,743,432            -1,737,491
     Decrease (+)/ Increase (-) in prepaid expenses
         and other assets                                                       2,504,743            -2,385,602
     Decrease (-)/ Increase (+) in short term borrowings                        1,913,041             3,241,487
     Decrease (-)/ Increase (+) in accounts payable
         and advance payments                                                  19,484,904             4,038,851
     Decrease (-)/Increase (+) in other accrued and current liabilities         5,108,378             1,823,445
                                                                          ------------------    ------------------
   NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                         24,753,196              -851,422

Cash flows from investing activities
     Purchase of intangible assets                                            -21,961,542              -324,621
     Purchase of equipment                                                       -677,085              -258,791
     Sale of intangible assets and equipment                                       26,208                37,758
                                                                          ------------------    ------------------
     NET CASH (USED IN) INVESTING ACTIVITIES                                  -22,612,419              -545,654

Cash flows from financing activities
     Additional paid-in capital and minority interest                               3,903                -3,299

                                                                          ------------------    ------------------
     NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                            3,903                -3,299

EFFECT OF EXCHANGE RATE CHANGES ON CASH                                        -2,178,715               604,729

                                                                          ------------------    ------------------
NET INCREASE (+)/ DECREASE (-) IN CASH                                            -34,035              -795,647

Cash January 1                                                                    147,407               943,054
                                                                          ------------------    ------------------
Cash December 31                                                          $       113,372       $       147,407
                                                                          ==================    ==================



                        See notes to financial statements

galaxis technology ag
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
----------------------------------------------------------


                                         Common Stock            Additional paid in capital
                                     ---------------------    ----------------------------------
                                             USD                             USD

                                     ---------------------    ----------------------------------
BALANCE AT DECEMBER 31, 2000         $             47,105     $            16,289,808

Net Loss 2001                                          --                           0
Other changes not related
to stockholders                                        --                      (3,299)
Other comprehensive Income                             --                           0
                                     ---------------------    ----------------------------------
BALANCE AT DECEMBER 31, 2001                       47,105                  16,286,509

Net Income 2002                                        --                           0
Other changes not related
to stockholders                                        --                      (2,649)
Other comprehensive Income                             --                           0
                                     ---------------------    ----------------------------------
BALANCE AT DECEMBER 31, 2002         $             47,105     $            16,283,860





galaxis technology ag
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
----------------------------------------------------------


                                         Retained earnings            Translation adjustments              Total
                                     ---------------------------    ----------------------------    ---------------------
                                                USD                             USD                         USD

                                     ---------------------------    ----------------------------    ---------------------
BALANCE AT DECEMBER 31, 2000         $        (1,836,257)           $                   0           $        14,500,655

Net Loss 2001                                 (8,259,662)                               0                   (8,259,662)
Other changes not related
to stockholders                                        0                                  0                     (3,299)
Other comprehensive Income                             0                          (610,013)                   (610,013)
                                     ---------------------------    ----------------------------    ---------------------
BALANCE AT DECEMBER 31, 2001                 (10,095,920)                         (610,013)                   5,627,681

Net Income 2002                                3,013,185                                  0                  3,013,185
Other changes not related
to stockholders                                        0                                  0                     (2,649)
Other comprehensive Income                             0                          1,284,324                  1,284,324
                                     ---------------------------    ----------------------------    ---------------------
BALANCE AT DECEMBER 31, 2002         $        (7,082,735)           $               674,311         $         9,922,541





                        See notes to financial statements

                       NOTES TO FINANCIAL STATEMENTS 2002
                       ----------------------------------


1.   Summary of Significant Accounting Policies
2.   Related Party Transactions
3.   Subsequent Events
4.   Certain Significant Risks and Uncertainties
5.   Accounting Change
6.   Business Combinations
7.   Discontinued Operations
8.   Income Taxes
9.   Going concern


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     1.1  Description of the business operations, the foundation and the
          --------------------------------------------------------------
presentation principles
-----------------------

     The corporation's parent company was entered in the company's register of Lubeck district court on January 21, 2000 under the No. HRB 4762.

     The business of the Company (Art. 2 of the articles of association) is the permit-free trading of all types of merchandise, in particular with electrical and electronic equipment as well as entertainment electronics, computers and trading in satellite reception systems and their accessories, which are sold under the name "galaxis".

     The Company is entitled to carry out all legal transactions and other action considered necessary or purposeful for it to achieve the purpose of the business. In particular, it may set up, acquire, sell or invest or participate in domestic and foreign companies and set up branches. At the time of the audit the Company had three legally independent branches in Wismar, Livorno (Italy) and Madrid (Spain).

     The consolidated financial statements have been prepared according to the generally accepted accounting standards in the USA ("US GAAP"). galaxis technology ag. is a public stock corporation under German law. Consolidated financial statements according to the HGB are not required as the company falls below the size classes defined in Art, 293 HGB.

     1.2  Accounting and valuation
          ------------------------

     The consolidated financial statements have essentially been prepared according to the following accounting and valuation principles:

     The consolidated financial statements include galaxis technology ag. as well as its subsidiary and sub-subsidiary.

     The consolidated companies include the following:

Corporation parent company:
                     galaxis technology ag., Lubeck
                     Capital stock              : 50,000.00 EUR
                     Sole stockholder           : Media Hill Communication GmbH,
                                                  Hanover
                     Board of Management        : W. M. Klimek, W. Hopp

Subsidiary:          OmniScience Multimedia Lab GmbH, Lubeck
                     Capital stock              : 25,000.00 EUR
                     Sole stockholder           : galaxis technology ag., Lubeck
                     General Manager            : F. Fischer

Sub-subsidiary:      Convergence GmbH, Berlin
                     Capital stock              : 25,000.00 EUR
                     Stockholder                : OmniScience Multimedia Lab,
                                                  Lubeck, 75%
                                                  H. Curanz, Berlin, 25%
                     General Managers           : W .M. Klimek, F. Fischer

     No associated companies remain after the consolidation. As of the balance sheet date there were no noteworthy co-determination rights of minority stockholders and these also do not exist today. At the day of this report, OmniScience Multimedia Lab GmbH owns 100% of Convergence GmbH. The consolidation is carried out according to the purchase accounting method. As the subsidiary and sub-subsidiary are new startup or the acquisition of the shell companies, no purchase costs were due apart from the fees payable on purchasing the companies (notary, company's register) , so that the purchase costs match the amount of capital taken over.

Currency
--------

     The functional currency of the corporation is the Euro (EUR). Therefore the consolidated financial statements are prepared in Euros (EUR). There are no foreign currencies of included companies, whose functional currency is not the Euro.

     For US-Reporting purposes the financial statements have also been prepared in US-Dollars (USD). The translation has been prepared in accordance with FAS 52.

Securities
----------

     The corporation did not hold any securities as of the balance sheet date.

Inventories
-----------

     Inventories are valued at the purchase or production costs or at the lower market price. The production costs include wages and material costs as well as overheads.

Fixed assets
------------

     The fixed assets, i.e. machinery and equipment, are reported at purchase or manufacturing costs, less the planned depreciation due to wear. The depreciation is calculated using the linear method. The simplification rule in accordance with Art. 6 Para 2 EStG/1/ was used for the new additions of low cost items./2/

Other short-term assets
-----------------------

     Accounts receivable and other assets were valued at their face value. Identifiable individual risks were taken into account in the accounts receivable by means of allowances. The general credit risk is adequately taken into account by a lump-sum allowance.

     The other reserves and accruals take into account all the identifiable risks, losses and uncertain liabilities with the sums required according to sensible business assessment. In total, all the risks existing as of the balance sheet date, where they were identifiable at the time the consolidated financial statements were prepared, were taken into account by forming adequate reserves and allowances. Where such risks were incurred after the balance sheet date they are referred to under Item 3 of these Notes.

Intangible assets
-----------------

     In July 2001 the FASB published the SFAS No. 141 "Business Mergers". The Company applied the acquisition method during the whole of the report period.

     The revaluation of intangible assets acquired within the scope of company acquisitions within the scope of the introduction of SFAS No. 142 "goodwill and other intangible assets" is used analog by the Company. For the first time preparation of these consolidated financial statements according to US GAAP, all the purchased and self-produced intangible assets were valued with respect to their purchase costs and useful life. The Board of Management decided to assign a planned useful life of 40 years for the intangible asset items "trademark rights" as well as all basic patents and similar rights. The depreciation is linear.

     Applying SFAS No. 142 the corporation does not depreciate the intangible asset "good-will". The historical costs amount to 15.429.043 Euros (i.e.
16.174.266 USD as of Dec 31,2002)

     The management obeys the obligation of annually impairment tests.

Unplanned depreciation
----------------------

     There was no unplanned depreciation of assets.

Financial instrument
--------------------

     Derivative financial instruments were not used.


--------------------
1 Income tax law

2 Items less than ca. 445(euro)net are fully written off at the time of purchase

Sales realization
-----------------

     Sales are reported less discounts and other reductions, as soon as the deliveries or services are provided. The income from license fees are realized as soon as the service is provided and the payment has been received. There is no long-term production with partial realization of profits.

     Use of the SEC Staff Accounting Bulletin (SAB) No. 101 did not have any material influence on the earnings position.

Nonoperating income
-------------------

     Nonoperating Incomes are arising about US $ 6,5 million.

     Here especially compensation claims (about US$ 4,8 million) and income from reversal of accruals/reserves

Re. the significant balance sheet items:
----------------------------------------

Intangible Assets

     The "galaxis" trademark right was contributed by the sole stockholder in 2000 at their own purchase costs of 15.8 mln. Euro. For the purposes of the US GAAP accounting the sum is amortized over 40 years. The disclosed value as of Dec 31, 2002 is 15.7 mln. USD.

     The goodwill purchased for cash include the right to regular customer and supplier trade of COMET Vertriebsgesellschaft mbH. The total purchase costs amounted to 15.1 mln. Euro. Of which, 3.6 mln. Euro were added in 2000 and 11.5 mln. Euro in 2002. As of Dec 31,2002 the disclosed value is 16.2 mln. USD.

     The item also includes purchase costs of 9.0 mln. Euro (9.4 mln. USD) for self-produced intangible assets, especially software. The corporation applies SFAS No. 86.

     The other intangible assets essentially include the purchase of licenses, which have been purchased from external firms.

     In the opinion of the Board of Management, the total reported value of around 39.2 mln. Euro (41.1 mln. USD) has been adequately verified by expert valuations and reports and assessment made within the scope of due diligence audits.

Machinery and Equipment

     Includes around 0.5 mln. Euro (0.5 mln. USD) essentially for tool costs. The costs of purchasing and producing tools for the production of housings are reported as tool costs. The tools are located on the premises of Riwotec GmbH, Bad Blankenburg. The costs are written off over the planned production period of three years.

     The other machinery and equipment (fixed assets) essentially include office equipment and furnishings and computing hardware.

Inventories

     The finished products and work in process of galaxis technology ag. were recorded within the scope of a physical stock take on January 2, 2003. The work in process includes stocks of merchandise, pre-financed for Katek GmbH and where they are kept in storage. The valuation was made at cost or production costs. The figure in the balance sheet contains write-downs of 300 kEUR.

     The balance sheet figure for 2002 includes services in progress of Convergence GmbH for around 2.8 mln. Euro (2.9 mln. USD).

Trade accounts receivable

     The accounts receivable from customers includes 5 mln. Euro (5.2 mln. USD) accounts receivable from the factoring contract with Company A. The remaining accounts receivable from customers amounted to 3.2 mln. (3.3 mln. USD) Euro gross. The main debtors were Company B with 1.8 mln. Euro (1.9 mln. USD) and Company C with 0.5 mln. Euro (0.5 mln. USD). At the time of the audit the accounts receivable had been received.

Other current assets

     The other assets essentially include prepaid value added tax reimbursements to which the Company is entitled from the tax office.

Cash and cash equivalents

     Cf. the statement of cash flows for the liquid assets (cash and cash equivalents), includes financial instruments with original maturities of three months or less.

Prepaid expenses

     The prepaid expenses were essentially formed for accrued advance payments for licenses.

Stockholder's equity

     Apart from the unchanged "capital subscribed", the loss carried forward and the net loss for the year, the stockholder's equity includes the capital surplus (capital reserves). The capital reserves were formed for transfers in accordance with Art. 272 Para. 2 No. 4 HGB.

Other accrued and current liabilities

     The accruals and reserves include provisions for warranty claims (120 kEUR), for individual licenses still to be paid (443 kEUR), for employees' holiday entitlement (354 kEUR), financial statement accounting and auditing costs (58 kEUR) and for still outstanding invoices (330 kEUR). Further accruals were formed (each < 100 kEUR) for other uncertain liabilities as of the balance sheet date.

     The notes payable reported as of the balance sheet date had been settled by the time of the audit.

     The other liabilities include accounts payable to COMET
Vertriebsgesellschaft mbH for 4.3 mln. Euro (4.5 mln. USD), loans amounting to
1.3 mln. Euro (1.5 USD) due to Omnivest OHG, Stockelsdorf, and customers with credit balances amounting to 677 kEUR (710 kUSD).

     The accounts payable to COMET Vertriebsgesellschaft mbH were incurred by the purchase of the goodwill in 2002.

Short term borrowings
---------------------

     The bank debts almost exclusively include the overdraft facility with Lloyds TSB Bank, Geneva.

Accounts payable
----------------

     The trade accounts payable essentially concern 3.6 mln. Euro (3.8 mln. USD) due to Company A, 18.9 mln. Euro (19.8 mln. USD) due to Company B and 2.4 mln. Euro (2,5 mln. USD) due to Company C. At the time of the audit the accounts payable had only been partly settled. There are payment agreements.

     1.3  Capital stock
          -------------

     The capital stock of the corporation's parent company as of the balance sheet date amount to 50,000.00 EURO. It is divided into 50,000 no-par shares. The shares are made out in the bearer's name

     1.4  Income per share
          ----------------

     The income per share is calculated on the basis of the capital stock described above as follows:

                                      2002/kUSD       2001/kUSD       2000/kUSD
                                      ---------       ---------       ---------
     o    Net income for the year       3,013         -8,259          -1,823
     o    Shares                       50,000         50,000          50,000
     Income per share (in USD):         60.26        -165.18          -36.46

2.   RELATED PARTY TRANSACTIONS
     --------------------------

     In 2000 transfers were made to the capital reserves of galaxis technology ag. amounting to 17.3 mln. Euro. Of which around 1.4 mln. EUR was provided by cash payments. The difference was made up by the contribution of the rights to the "galaxis" trademark by the sole stockholder of galaxis technology ag., Media Hill Communication GmbH, Hanover.

     Further, in the business years 2000 and 2002, intangible assets amounting to around 13mln. EUR (13.6 mln. USD) were acquired from Comet Vertriebsgesellschaft mbH, Lubeck, with whom the corporation does not have any legal association. The Members of galaxis technology ag's Board of Management were previously the general managers of Comet Vertriebsgesellschaft mbH. During the report period, Mr. W. Hopp was still the general manager of Comet Vertriebsgesellschaft mbH.

3.   SUBSEQUENT EVENTS
     -----------------

     The public prosecutor of Lubeck has for many months been investigating the Board of Management, senior staff, the Supervisory Board and third parties. We have not yet been granted access to the files. The company itself is not subject of the investigation. Management has determined that there will be no material impact to the financial statements resulting from these investigations.

     On September 30, 2003 galaxis technology ag. concluded a payment agreement with its main supplier under which galaxis shall pay the sum of 12.0 mln. EUR (12.6 mln. USD) due in accordance with the payment schedule against the jointly determined trade account payable to this supplier of around 21.8 mln. EUR (22.8 mln. USD. The first sum due of 1.0 mln. EUR (1.0 mln. USD) was passed on to the supplier on schedule.

     On January 14, 2004, Distinctive Devices Inc. (DDI), a United States corporation (incorporated in Delaware) completed its acquisition of all of the outstanding capital stock of galaxis technology AG ("galaxis"), from Media Hill Communication Beratungs- und Vertriebs GmbH, a German corporation ("Media Hill"), the sole shareholder of galaxis, in exchange for 6,400,000 shares of the DDI's Common Stock, pursuant to a Share Purchase Agreement. In addition, DDI made a US $2,000,000 capital contribution to galaxis, including converting a prior loan made to galaxis in 2003 in the principal amount of US $1 million, into equity. DDI is to make an additional capital contribution of US$1,000,000 no later than thirty (30) days after closing.

4.   CERTAIN SIGNIFICANT RISKS AND UNCERTAINTIES
     -------------------------------------------

     The preparation of the consolidated financial statements requires the Board of Management to make judgments, estimates and assumptions. These have an influence on the reporting of assets and debts, the details of possible liabilities at the time of the balance sheet date as well as the reporting of income and expenditure during the report period. The actual sums can differ significantly from the estimates.

5.   ACCOUNTING CHANGE
     -----------------

     The valuation methods used by the corporation remained unchanged during the report period. From the current announcements of the Financial Accounting Standards Board (FASB)

     -  SFAS 143 "Accounting for the shutdown of assets"

     - SFAS 144 "Accounting for valuation reserves, allowances or sales of fixed assets"

     - SFAS 146: "Accounting for costs related with the abandonment and sale of business operations"

do not result in any expected changes in the accounting of the consolidated companies or any other noteworthy effects on the corporation's assets, liabilities, financial position and earnings position.

6.   BUSINESS COMBINATIONS
     ---------------------

     OmniScience MultimediaLab GmbH, Lubeck
     --------------------------------------

     Share of the voting rights                          100 %
     Business purpose                                    Software development
     Purchase price                                      None, as new startup
     Time of the first consolidation                     01.01.2001
     Goodwill acquired                                   0.00 EUR


     Convergence GmbH, Berlin
     Share of the voting rights                          75 %
     Business purpose                                    Software development
     Purchase price                                      None, as new startup
     Time of the first consolidation                     01.01.2001
     Goodwill acquired                                   0.00 EUR

7.   DISCONTINUED OPERATIONS
     -----------------------

     Not applicable

8.   INCOME TAXES
     ------------

     The corporation's companies are subject to German income tax (corporate tax and municipal trade tax). As the tax assessments have not yet been received, there are not fixed sums with respect to tax losses carried forward. Therefore, the capitalization of deferred tax claims has been dispensed with. The income tax burden of a German corporation is around 43.5 %. Actual income taxes have not yet had to be paid.

     As the corporation has made a loss during the whole of the period of accounting under US GAAP and deferred tax claims have not been capitalized, we have fully dispensed with including the effects of tax for reasons of insignificance. Overall, these would not have any noteworthy effect on the corporation's assets, liabilities, financial position and earnings position.

9.   GOING CONCERN
     -------------

     As shown in the accompanying consolidated financial statements, the Company has an accumulated deficit of approximately $7,083,000 and a working capital deficit of approximately $31,802,000 as of December 31, 2002.

     In response to the economic conditions of the Company, management has restructured its current financing agreements and as described in Note 3 has become a subsidiary of Distinctive Devices, Inc., effective January 14, 2004. Management continues to obtain new customer contracts and agreements which should improve working capital. Management believes the combination of these actions maximizes the probability of the Company's ability to remain in business.

     Because it is unclear whether the Company will be successful in accomplishing these objectives, there is uncertainty about the Company's ability to continue as a going concern. The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of asset and the satisfactions of liabilities in the normal course of business. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets, including intangible assets, or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

GALAXIS TECHNOLOGY AG
CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2003
---------------------------------------------------

                                           Consolidated                                                 Consolidated
                                             Unaudited                                                   Unaudited
     ASSETS                                  9/30/2003         LIABILITIES & STOCKHOLDER'S EQUITY        9/30/2003
     ------                                                    ----------------------------------
                                          ----------------                                             ---------------
                                                USD                                                         USD
     Current Assets                                            Liabilities
              Cash and cash equivalents   $       271,132            Current liabilities

              Accounts receivable               2,253,365                 Short term borrowings        $   14,293,952
              Inventories                       4,757,891                 Accounts payable                 24,379,349
              Prepaid expenses                    600,676                 Advance payments                     16,027
                                                                          Other accrued and current
              Other current assets              4,097,046                 liabilities                      12,430,974
                                          ----------------                                             ---------------
                                               11,980,110                                                  51,120,302

     Property, Plant and Equipment                             Stockholder's equity
              Machinery and Equipment             855,211                 Common Stock                         47,105
                                          ----------------
                                                  855,211                 Additional paid in capital
                                                                                                           16,288,504

                                                                          Other Comprehensive Income        1,735,677
     Intangible Assets                         49,372,419                 Retained earnings                (6,983,849)
                                                                                                       ---------------

                                                                                                           11,087,437

                                          ----------------                                             ---------------
                                                               Total liabilities and stockholder's
Total assets                              $    62,207,739      equity                                  $   62,207,739
                                          ================                                             ===============



                        See notes to financial statements

GALAXIS TECHNOLOGY AG
CONSOLIDATED INCOME STATEMENT
-----------------------------

                                                                                             Unaudited
                                                                                Nine months ended September 30, 2003
                                                                            ---------------------------------------------
A. Operating section USD

          1. Net sales and gross revenues                                            $    31,135,415
          2. Costs and expenses applicable to sales and revenues                         (24,650,692)
          3. Other operating costs and expenses                                           (1,511,691)
                                                                            ---------------------------------------------
          Gross margin/ gross profit on sale                                               4,973,031

          4. Selling, general and administrative expenses                                 (8,469,150)
                                                                            ---------------------------------------------
          Operating income                                                                (3,496,119)

B. Nonoperating section:
          5. Nonoperating income                                                           4,862,950
          6. Interest and amortization of debt discount and expense
              a) interest income 9,790 b) interest expense (1,277,735)
          7. Nonoperating expenses
                                                                            ---------------------------------------------
          8. Income from continuing operations before taxes                                   98,886

                                                                            ---------------------------------------------
          9. NET INCOME OR LOSS                                                      $        98,886
                                                                            =============================================



                        See notes to financial statements

GALAXIS TECHNOLOGY AG
CONSOLIDATED STATEMENT OF CASH FLOW
-----------------------------------

                                                                                         January 1 - September 30,
                                                                                                    2003
                                                                                      ---------------------------------
                                                                                                    USD
cash flows from operating activities
      Net income                                                                                $       98,886
      Adjustments to reconcile net income to
      net cash provided by operating activities
          Depreciation expense                                                                       2,068,405
          Capitalised Intangible assets own work
          Decrease (+)/ Increase (-) in inventories                                                    997,148
          Decrease (+)/ Increase (-) in accounts receivable                                          6,008,508
          Decrease (+)/ Increase (-) in deferred taxes                                                       0
          Decrease (+)/ Increase (-) in prepaid expenses    and other assets                           182,367
          Decrease (-)/ Increase (+) in short term borrowings                                        3,551,659
          Decrease (-)/ Increase (+) in accounts payable and advance payments                         -721,549
          Decrease (-)/ Increase (+) in other accrued and
          current liabilities                                                                         -611,057
                                                                                      ---------------------------------
      NET CASH PROVIDED BY OPERATING ACTIVITIES                                                     11,574,366

Cash flows from investing activities
      Purchase of Intangible Assets                                                                 -6,078,222
                                                                                      ---------------------------------
      NET CASH PROVIDED BY INVESTING ACTIVITIES                                                     -6,078,222

Cash flows from financing activities
      Additional paid-in capital and minority interest                                                   4,645
                                                                                      ---------------------------------
      NET CASH PROVIDED BY FINANCING ACTIVITIES                                                          4,645

EFFECT OF EXCHANGE RATE CHANGES ON CASH                                                             -5,343,029
                                                                                      ---------------------------------
NET INCREASE (+) / DECREASE (-) IN CASH                                                                157,760
Cash January 1                                                                                         113,372
                                                                                      ---------------------------------
CASH SEPTEMBER 30                                                                               $      271,132
                                                                                      =================================



                        See notes to financial statements

GALAXIS TECHNOLOGY AG
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
----------------------------------------------------------

                                                          Additional paid     Retained        translation
                                           Common Stock   in capital          earnings        adjustments     Total
                                           ------------   ---------------     ------------    -------------   ---------------
                                                USD              USD              USD              USD            USD

BALANCE AT DECEMBER 31, 2000               $    47,105    $   16,289,808      $(1,836,257)    $          0    $   14,500,655

Net Loss  2001                                      --                 0       (8,259,662)               0        (8,259,662)
Other changes not related to stockholder            --            (3,299)               0                0            (3,299)
Other comprehensive Income                          --                 0                0         (610,013)         (610,013)
                                           ------------   ---------------     ------------    -------------   ---------------
BALANCE AT DECEMBER 31, 2001                    47,105        16,286,509       10,095,920)        (610,013)        5,627,681

Net Income  2002                                    --                 0        3,013,185                0         3,013,185
Other changes not related to stockholder            --            (2,649)               0                0            (2,649)
Other comprehensive Income                          --                 0                0        1,284,324         1,284,324
                                           ------------   ---------------     ------------    -------------   ---------------
BALANCE AT DECEMBER 31, 2002                    47,105        16,283,860       (7,082,735)         674,311         9,922,541

Net Income  2003 (01-09)                            --                 0           98,886                0            98,886
Other changes not related to stockholder            --             4,644                0                0             4,644
Other comprehensive Income                          --                 0                0        1,061,366         1,061,366
                                           ------------   ---------------     ------------    -------------   ---------------
BALANCE AT SEPTEMBER 30, 2003              $    47,105    $   16,288,504      $(6,983,849)    $  1,735,677    $   11,087,437
                                           ============   ===============     ============    =============   ===============



                        See notes to financial statements

                              GALAXIS TECHNOLOGY AG
            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 1:  BASIS OF CONSOLIDATION

The accompanying unaudited condensed consolidated financial statements include the accounts of galaxis technology ag and its subsidiaries (the "Company"):
OmniScience Multimedia Lab Gmb H and Convergence GmbH.

NOTE 2:  INTERIM FINANCIAL DATA

In the opinion of management, the accompanying unaudited condensed consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission and accounting principles generally accepted in the United States of America for interim financial information. These condensed consolidated financial statements do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. The annual consolidated financial statements of the Company as of December 31, 2002 should be read in conjunction with these statements. The financial information included herein has not been audited. However, management believes the accompanying unaudited condensed consolidated financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the consolidated financial position of the Company as of September 30, 2003 and the results of its consolidated operations and cash flows for the nine month period ended September 30, 2003. The results of its consolidated operations and cash flows for the nine month period ended September 30, 2003 are not necessarily indicative of the results of consolidated operations or cash flows for the year ending December 31, 2003.

NOTE 3:  INVENTORIES

The Company's inventories consists mainly of finished products and work in process for multimedia equipment. The inventories include stocks of merchandise, pre-financed for Katek GmbH and where they are kept in storage. The valuation was made at cost or production costs.

NOTE 4:  GOING CONCERN

As shown in the accompanying consolidated financial statements, the Company has an accumulated deficit of approximately $6,983,000 and a working capital deficit of approximately $39,140,192 as of September 30, 2003.

In response to the economic conditions of the Company, management has restructured its current financing agreements and as described in Note 5 has become a subsidiary of Distinctive Devices, Inc., effective January 14, 2004. Management continues to obtain new customer contracts and agreements which should improve working capital. Management believes the combination of these actions maximizes the probability of the Company's ability to remain in business.

                              GALAXIS TECHNOLOGY AG
            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 4:  GOING CONCERN (CONTINUED)

Because it is unclear whether the Company will be successful in accomplishing these objectives, there is uncertainty about the Company's ability to continue as a going concern. The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of asset and the satisfactions of liabilities in the normal course of business. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets, including intangible assets, or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 5:  SUBSEQUENT EVENT

On January 14, 2004, Distinctive Devices Inc. (DDI), a United States corporation (incorporated in Delaware) completed its acquisition of all of the outstanding capital stock of galaxis technology AG, from Media Hill Communication Beratungs-und Vertriebs GmbH, a German corporation ("Media Hill"), the sole shareholder of galaxis technology AG, in exchange for 6,400,000 shares of the DDI's Common Stock, pursuant to a Share Purchase Agreement. In addition, DDI made a US $2,000,000 capital contribution to galaxis technology AG, including converting a prior loan made to galaxis in 2003 in the principal amount of US $1 million, into equity. DDI is to make an additional capital contribution of US$1,000,000 no later than thirty (30) days after closing.

(B) UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION FOR THE COMPANY AND GALAXIS


INDEX TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Combining Balance Sheet as of
    September 30, 2003                                                        25


Unaudited Pro Forma Condensed Combining Statement of Operations for the
    Nine Months Ended September 30, 2003                                      26


Unaudited Pro Forma Condensed Combining Statement of Operations for the
    Year Ended December 31, 2002                                              27


Notes to Unaudited Pro Forma Condensed Combining Financial Information        28

                     SELECTED UNAUDITED PRO FORMA CONDENSED
                             COMBINED FINANCIAL DATA


     The following unaudited pro forma condensed combining financial statements have been prepared to give effect to the Company's acquisition of galaxis using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to unaudited pro forma condensed combining financial information.

     The unaudited pro forma condensed combining balance sheet gives effect to the acquisition as if it had occurred on September 30, 2003. The unaudited pro forma condensed combining statements of operations for the year ended December 31, 2002 and the nine-months ended September 30, 2003 give effect to the acquisition as if it had occurred on January 1, 2002. The pro forma information is based upon the historical financial information of the Company and galaxis and the assumptions, estimates and adjustments described in the notes to the unaudited pro forma condensed combining financial information. The assumptions, estimates and adjustments are preliminary and have been made solely for purposes of developing such pro forma information.

     Under the purchase method of accounting, the aggregate consideration paid is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their fair values on the transaction date. As currently estimated, the purchase price is less than the estimated fair value of the net assets acquired. As a result, the excess of the estimated fair values over the purchase price, $8,234,018, will be allocated through a reduction of long lived assets for purchase accounting purposes. The estimated purchase price allocation is based on management's preliminary analysis and estimates.

     The unaudited pro forma condensed combining financial information is presented for illustrative purposes only and is not necessarily indicative of the consolidated financial position or consolidated results of operations that would have been reported had the acquisition occurred on the date indicated, nor do they represent a forecast of the consolidated financial position at any future date or the consolidated results of operations for any future period. Furthermore, no effect has been given in the unaudited pro forma condensed combining statements of operations for synergistic benefits that may be realized through the combination of the two companies or costs that may be incurred in integrating their operations. The unaudited pro forma condensed combining financial information should be read in conjunction with the historical consolidated financial information, including the notes thereto, and management's discussion and analysis of financial condition and results of operations of the Company covering those periods included in its annual report and quarterly report, as the case may be, made under the Securities Exchange Act of 1934, as amended.

                   DISTINCTIVE DEVICES, INC. AND SUBSIDIARIES
              UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET
                               SEPTEMBER 30, 2003


                                                               HISTORICAL                                PRO FORMA
                                                 DISTINCTIVE
                                                DEVICES, INC.          GALAXIS                 ADJUSTMENTS          COMBINED
                                                ------------           -------                 -----------          --------
                     ASSETS
CURRENT ASSETS
     Cash and Cash Equivalents                   $    344,768      $      271,132     (A)      $   (105,000)      $    510,900
     Accounts Receivable, Net                         169,817           2,253,365                        --          2,423,182
     Inventories                                      668,418           4,757,891                        --          5,426,309
     Prepaid Expenses and Other Current
Assets                                                 56,123           4,697,722                        --          4,753,845
                                                 ------------      --------------              ------------       ------------
     Total Current Assets                           1,239,126          11,980,110                  (105,000)        13,114,236
PROPERTY AND EQUIPMENT, Net                           757,743             855,211                        --          1,612,954
INTANGIBLE ASSETS, Net                                     --          49,372,419     (B)         1,893,563         51,265,982
OTHER ASSETS                                           76,062                  --                        --             76,062
                                                 ------------      --------------              ------------       ------------
     Total Assets                                $  2,072,931      $   62,207,740              $  1,788,563       $ 66,069,234
                                                 ============      ==============              ============       ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
     Term Loan Due Banks                         $     19,508      $           --              $         --       $     19,508
     Other Loans Payable                              857,929          14,293,952                        --         15,151,881
     Accounts Payable and Accrued Liabilities         508,354          24,395,377                        --         24,903,731
     Other Accrued and Current Liabilities            173,718          12,430,974                        --         12,604,692
                                                 ------------      --------------              ------------       ------------
     Total Current Liabilities                      1,559,509          51,120,303                        --         52,679,812
                                                 ------------      --------------              ------------       ------------

MINORITY INTEREST                                     165,403                  --                        --            165,403
                                                 ------------      --------------              ------------       ------------

STOCKHOLDERS' EQUITY:
     Common Stock                                       7,655              47,105     (C)           (47,105)
                                                                                      (D)             6,400             14,055
     Additional Paid-In Capital                     5,758,994          16,288,504     (C)       (16,288,504)
                                                                                      (D)        10,809,600
                                                                                      (E)         2,060,000         18,628,594
     Accumulated Other Comprehensive
Income                                                     --           1,735,677     (C)        (1,735,677)                --
     Accumulated Deficit                           (5,418,630)         (6,983,849)    (C)         6,983,849         (5,418,630)
                                                 -------------     ---------------             ------------       -------------
         Total Stockholders' Equity                   348,019          11,087,437                 1,788,563         13,224,019
                                                 ------------      --------------              ------------       ------------
         Total Liabilities and Stockholders'
Equity                                           $  2,072,931      $   62,207,740              $  1,788,563       $ 66,069,234
                                                 ============      ==============              ============       ============



See accompanying notes to unaudited pro forma condensed combining financial information

                   DISTINCTIVE DEVICES, INC. AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2003



                                                            HISTORICAL                                  PRO FORMA
                                                 ---------------------------------           ----------------------------------
                                                  DISTINCTIVE
                                                 DEVICES, INC.         GALAXIS               ADJUSTMENTS           COMBINED
                                                 -------------        ------------           -----------       ----------------

Revenue, Net                                      $     913,952       $  31,135,415           $          --    $     32,049,367
Cost of Goods Sold                                      548,718          24,650,692                      --          25,199,410
                                                  -------------       -------------           -------------    ----------------
         Gross Profit                                   365,234           6,484,723                      --           6,849,957
Operating Expenses                                      951,577           9,980,841   (F)           312,500
                                                                                      (G)         1,073,790          12,318,708
                                                  -------------       -------------           -------------    ----------------
         Operating Loss                                (586,343)         (3,496,118)             (1,386,290)         (5,468,751)
                                                  --------------      --------------          --------------   -----------------
Other Income (Expense):
     Interest and Other Income                           37,823               9,790                      --              47,613
     Other                                                   --           4,862,949                                   4,862,949
     Interest Expense                                  (141,840)         (1,277,735)                     --          (1,419,575)
                                                  --------------      --------------          -------------    -----------------
         Total Other Income (Expense)                  (104,017)          3,595,004                      --           3,490,987
                                                  --------------      -------------           -------------    ----------------
         Income (Loss) from Continuing
Operations                                        $    (690,360)      $      98,886           $  (1,386,290)   $     (1,977,764)
                                                  ==============      =============            =============    ================

                                                      7,257,103                                                      13,657,103
                                                  =============                                                 ===============
Weighted Average Shares of Common   Stock
Outstanding


Loss Per Share-- Basic and Diluted:               $       (0.10)                                               $          (0.14)
                                                  ==============                                               =================
     Loss From Continuing Operations



See accompanying notes to unaudited pro forma condensed combining financial information

                   DISTINCTIVE DEVICES, INC. AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2002



                                                        HISTORICAL                                   PRO FORMA
                                             ----------------------------------           ----------------------------------
                                              DISTINCTIVE
                                             DEVICES, INC.         GALAXIS                 ADJUSTMENTS         COMBINED
                                             ---------------      -------------           -------------        -------------

Revenue, Net                                   $     882,134      $  37,079,672           $           -        $  37,961,806
Cost of Goods Sold                                   687,314         30,292,055                       -           30,979,369
                                               -------------      -------------           -------------        -------------
         Gross Profit                                194,820          6,787,617                       -            6,982,437
Operating Expenses                                 1,067,737          9,522,732   (F)           312,500           11,843,550
                                               -------------      -------------                                   ----------

(G) 940,581
     Operating Loss                                 (872,917)        (2,735,115)             (1,253,081)          (4,861,113)
                                               --------------     --------------          --------------       --------------
Other Income (Expense):
     Interest and Other Income                        47,889            490,941                       -              538,830
     Other                                                --          6,479,298                       -            6,479,298
     Interest Expense                                (59,001)        (1,221,939)                      -           (1,280,940)
                                               --------------     --------------          -------------        --------------
         Total Other Income (Expense)                (11,112)         5,748,300                       -            5,737,188
                                               --------------     -------------           -------------        -------------
         Income (Loss) from Continuing
         Operations                            $    (884,029)     $   3,013,185           $  (1,253,081)       $     876,075
                                               ==============     =============           ==============   =================

Weighted Average Shares of Common Stock
Outstanding
    Basic                                          3,775,134                                                      10,175,134
                                               =============                                                   =============
    Diluted                                        3,775,134                                                      11,535,949
                                               =============                                                   =============

Earnings (Loss) Per Share from Continuing
Operations:
    Basic                                   $          (0.23)                                               $           0.09
                                            =================                                               ================
    Diluted                                 $          (0.23)                                               $           0.08
                                            =================                                               ================



See accompanying notes to unaudited pro forma condensed combining financial information

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION


The unaudited pro forma condensed combining financial information included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

1.  BASIS OF PRESENTATION

On January 14, 2004, Distinctive Devices, Inc. (the "Company") completed its acquisition of all of the outstanding capital stock of galaxis technology AG ("galaxis") from Media Hill Communication Beratungs - und Vertriebs GmbH ("Media Hill"), a German corporation, the sole shareholder of galaxis, in exchange for 6,400,000 shares of the Company's common stock.

In addition, the Company granted stock options to a member of management and a board member for 1,000,000 shares and 250,000 shares, respectively, of common stock, exercisable at $.70 per share for five years for their services attributed to the acquisition.

2.  PRELIMINARY PURCHASE PRICE- GALAXIS

The Company used the estimated value of its common stock of approximately $1.69 per share based upon the average closing price of the Company's common stock for the three trading days before and after the acquisition date. Based on these factors, the estimated value amounted to approximately $10,816,000.

The Company used the Black-Scholes option pricing model to determine the estimated fair value of the granted stock options. The assumptions were applied as follows: risk free interest rate 3.12%; expected option life 5 years; expected stock price volatility 184%; expected dividend yield 0%. Based on these assumptions, the estimated value amounted to approximately $2,060,000.

The total estimated purchase price is summarized below:

     Estimated value of common stock issued         $  10,816,000
     Estimated value of stock options                   2,060,000
     Estimated acquisition transaction costs              105,000
                                                    -------------

     Total estimated purchase price                 $  12,981,000
                                                    =============


The above estimated purchase price does not included any amounts to be derived from contingent considerations.

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION

The preliminary allocation of the aggregate purchase price to the tangible and intangible assets acquired and liabilities assumed in connection with this acquisition was based upon estimated fair values as determined by management. The preliminary purchase price allocation is summarized below:

     Tangible assets acquired                $         12,835,321
     Intangible assets acquired                        51,265,982
     Liabilities assumed                              (51,120,303)
                                                    -------------

     Total estimated purchase price          $         12,891,000
                                                    =============


The allocation of the purchase price is preliminary. The purchase price allocation will remain preliminary until the Company completes a third party valuation of identifiable intangible assets acquired and determines the fair values of other assets and liabilities acquired. The final determination of the purchase price allocation is expected to be completed as soon as practicable. The final amounts allocated to assets and liabilities acquired could differ from the amounts presented in the unaudited pro forma condensed combining financial information.

3.  PRO FORMA ADJUSTMENTS

The accompanying unaudited pro forma combining financial information have been prepared as if the acquisition was completed on September 30, 2003 for balance sheet purposes and as of January 1, 2002 for statement of operations purposes and reflect the following pro forma adjustments:

     BALANCE SHEET ADJUSTMENTS
     -------------------------

     (A)
     To record estimated acquisition transaction costs, as previously discussed.

     (B)
     To adjust the value to the allocated purchase price of the intangible assets acquired: intellectual property of $38,772,591, with an estimated useful life of 10 years and trademarks of $12,493,391, with an estimated useful life of 40 years.

     (C)
     To eliminate galaxis' common stock, additional paid-in capital, accumulated other comprehensive income and accumulated deficit.

     (D)
     To record issuance of the 6,400,000 shares of the Company's common stock, $.001 par value, as previously discussed.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING
                        FINANCIAL INFORMATION (CONTINUED)


3.  PRO FORMA ADJUSTMENTS (CONTINUED)

     (E)
     To record grant of 1,250,000 stock options, in total, for the Company's common stock to a member of management and a board member, as previously discussed.

     STATEMENT OF OPERATIONS ADJUSTMENTS
     -----------------------------------

     (F)
     To adjust executive compensation expense for the 1,250,000 stock options issued to galaxis's CEO to reflect current estimated compensation expense.

     (G)
     To adjust amortization expense for the adjustment in intangible asset values (A).

4.     ITEMS NOT ADJUSTED

The pro forma adjustments do not reflect any integration adjustments such as operating efficiencies and cost savings that may be achieved with respect to the combining entity.

5.     COMMON SHARES OUTSTANDING

The number of pro forma common shares outstanding after giving effect to the acquisition for purposes of the pro forma September 30, 2003 balance sheet is:

     Company's common shares outstanding at
     September 30, 2003 - Historical                                   7,654,736
     Increase in common shares attributable to
     acquisition of galaxies                                           6,400,000
                                                                      ----------

     Total pro forma common shares outstanding                        14,054,736
                                                                      ==========

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING
                        FINANCIAL INFORMATION (CONTINUED)

6.   PRO FORMA COMBINING EARNINGS (LOSS) PER SHARE

The pro forma combining earnings (loss) per share attributable to common stockholders, basic and diluted, is computed as follows:


                                                                             NINE MONTHS ENDED        YEAR ENDED
                                                                               SEPTEMBER 30,         DECEMBER 31,
                                                                                    2003                  2002
                                                                             ------------------    ------------------
BASIC EARNINGS (LOSS) PER SHARE COMPUTATION:
NUMERATOR:
     Income (loss) from continuing operations - historical                   $        (591,474)    $      2,129,156
     Adjustment to executive compensation expense                                     (312,500)            (312,500)
     Adjustment to amortization expense                                             (1,073,790)            (940,581)
                                                                             ------------------    -----------------
                                                                             $      (1,977,764)    $        876,075
                                                                             ==================    =================



DENOMINATOR:
     Average number of common shares outstanding - historical                        7,257,103            3,775,134
     Issuance of common stock for acquisition                                        6,400,000            6,400,000
                                                                             ------------------    -----------------
                                                                                    13,657,103           10,175,134
                                                                             ==================    =================


                                                                             NINE MONTHS ENDED        YEAR ENDED
                                                                               SEPTEMBER 30,         DECEMBER 31,
                                                                                    2003                  2002
                                                                             ------------------    ------------------

DILUTED EARNINGS (LOSS) PER SHARE COMPUTATION:
NUMERATOR:
     Income (loss) from continuing operations - historical                   $        (591,474)    $      2,129,156
     Adjustment to executive compensation expense                                     (312,500)            (312,500)
     Adjustment to amortization expense                                             (1,073,790)            (940,581)
                                                                             ------------------    -----------------
                                                                             $      (1,977,764)    $        876,075
                                                                             ==================    =================


DENOMINATOR:
     Average number of common shares outstanding - historical                        7,257,103            3,775,134
     Issuance of common stock for acquisition                                        6,400,000            6,400,000
     Incremental shares for assumed exercise of securities                                 (a)            1,360,815
                                                                             ------------------    -----------------
                                                                                    13,657,103           11,535,949
                                                                             ==================    =================


(A) The weighted average shares of common stock outstanding are not adjusted for potential effects of the Company's stock options/warrants because of their antidilutive effect.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this amendment to its Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  March 29, 2004

                                      Distinctive Devices, Inc.



                                      By:  /s/ Sanjay Mody
                                           -------------------------------
                                           Sanjay Mody
                                           President and Chief Executive Officer


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